UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55928

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust IV, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K filed on August 6, 2018, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of a self storage facility (the “Naples Property”) from an unaffiliated third party in accordance with Rule 3-14 and Article 11 of Regulation S-X.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust IV, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "financial statement") of the self storage property located in Naples, Florida (the "Naples Property") for the year ended December 31, 2017, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the seller of the Naples Property is responsible for the preparation and fair presentation of the financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1 to the financial statement of the Naples Property for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A filed by Strategic Storage Trust IV, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Naples Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ BDO USA, LLP

Costa Mesa, California

October 15, 2018

NAPLES PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

		Six Months Ended
	Year Ended	June 30, 2018
	December 31, 2017	(Unaudited)
Revenues
Self storage rental revenue	$1,876,532	$993,465
Ancillary operating revenue	12,115	6,255
Total revenues	1,888,647	999,720
Certain operating expenses
Property operating expenses	271,944	123,306
Salaries and related expenses	28,575	12,951
Marketing expense	11,641	3,785
Property insurance	30,709	22,417
Real estate taxes	62,487	33,822
Total certain operating expenses	405,356	196,281
Revenues in excess of certain operating expenses	$1,483,291	$803,439

See Notes to Statements of Revenues and Certain Operating Expenses.

NAPLES PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

Note 1 - Organization and basis of presentation

The financial statements include the revenues and certain operating expenses of the self storage property located in Naples, Florida (the "Naples Property"). Strategic Storage Trust IV, Inc. (the "Company") acquired the Naples Property on August 1, 2018 for a purchase price of approximately $27.3 million, plus closing and acquisition costs.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Naples Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Naples Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Naples Property. Therefore, the financial statements may not be comparable to a statement of operations for the Naples Property after its acquisition by the Company.

Note 2 - Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The statement of revenues and certain operating expenses for the six months ended June 30, 2018 is unaudited; however, management of the seller believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the interim statement of revenues and certain operating expenses have been included. The interim financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Ancillary operating revenue, consisting primarily of merchandise sales, is recognized when earned.

Certain operating expenses

Certain operating expenses represent the direct expenses of operating the Naples Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Naples Property.

Use of estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the seller of the Naples Property to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Naples Property

Notes to Statements of Revenues and Certain Operating Expenses

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

Note 3 - Commitments and contingencies

The Naples Property, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Naples Property, any liability resulting from such litigation would not be material in relation to the Naples Property's financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through October 15, 2018, the date the financial statements were available to be issued.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 has been prepared to give effect to the acquisition of a property acquired on July 18, 2018, in Las Vegas, Nevada (the “Las Vegas II Property”) from an unaffiliated third party and the Naples Property acquired on August 1, 2018 from an unaffiliated third party as if the acquisitions were completed on June 30, 2018 by Strategic Storage Trust IV, Inc. (the “Company”).

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 sets forth the Company’s unaudited historical consolidated balance sheet which is derived from the Company’s consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 gives effect to the acquisition of the following properties acquired in 2017 as if they were completed on January 1, 2017 by the Company:

•	Jensen Beach Property (acquired on April 11, 2017); and
•	Texas City Property (acquired on November 17, 2017).

Additionally, the following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 also gives effect to the acquisition of the following properties acquired in 2018 as if they were completed on January 1, 2017 by the Company:

•	Riverside Property (acquired on March 27, 2018);
•	Las Vegas I Property (acquired on April 5, 2018);
•	Puyallup Property (acquired on May 22, 2018);
•	Las Vegas II Property (acquired on July 18, 2018); and
•	Naples Property (acquired on August 1, 2018).

Pro Forma adjustments for the Jensen Beach Property and the Texas City Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 in the “2017 Property Acquisitions” column.  Pro Forma adjustments for the Riverside Property, Las Vegas I Property, Puyallup Property and Las Vegas II Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 in the “2018 Property Acquisitions” column.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017.

The following Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018, gives effect to the acquisition of the following properties as if they were completed on January 1, 2017 by the Company:

•	Riverside Property (acquired on March 27, 2018);
•	Las Vegas I Property (acquired on April 5, 2018);
•	Puyallup Property (acquired on May 22, 2018);
•	Las Vegas II Property (acquired on July 18, 2018); and
•	Naples Property (acquired on August 1, 2018).

Pro Forma adjustments for the Riverside Property, Las Vegas I Property, Puyallup Property and Las Vegas II Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 in the “2018 Property Acquisitions” column.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The information included in the “Naples Property” column in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the six months ended June 30, 2018 sets forth the Naples Property’s historical statement of revenues and certain operating expenses for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, as included in the accompanying Statements of Revenues and Certain Operating Expenses in accordance with Rule 3-14 of Regulation S-X of the Securities Exchange Commission.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated financial statements of the Company and the historical statements of operations of the acquisitions noted above.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma consolidated financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2018

	Strategic Storage Trust IV, Inc. Historical Note (1)	Las Vegas II Property Acquisition Notes (2) and (3)		Naples Property Acquisition Notes (2) and (3)		Strategic Storage Trust IV, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$8,413,652	$2,150,183	a	$6,977,489	a	$17,541,324
Buildings	30,067,217	9,678,056	a	18,931,595	a	58,676,868
Site improvements	2,356,904	525,384	a	412,215	a	3,294,503
	40,837,773	12,353,623		26,321,299		79,512,695
Accumulated depreciation	(462,963)	—		—		(462,963)
Real estate facilities, net	40,374,810	12,353,623		26,321,299		79,049,732
Cash and cash equivalents	22,978,010	(12,537,096)	b	(10,304,069)	b	136,845
Other assets, net	4,960,537	(289,184)	c	(310,336)	c	4,361,017
Intangible assets, net of accumulated amortization	1,399,211	501,662	a	972,211	a	2,873,084
Total assets	$69,712,568	$29,005		$16,679,105		$86,420,678
LIABILITIES AND EQUITY
Secured debt, net	$—	$—		$16,558,171	e	$16,558,171
Accounts payable and accrued liabilities	1,100,185	54,655	d	147,384	d	1,302,224
Due to affiliates	1,293,554	—		—		1,293,554
Distributions payable	404,082	—		—		404,082
Total liabilities	2,797,821	54,655		16,705,555		19,558,031
Commitments and contingencies
Redeemable common stock	903,405	—		—		903,405
Equity:
Strategic Storage Trust IV, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2018	—	—		—		—
Class A Common stock, $0.001 par value; 315,000,000 shares authorized; 2,236,197 shares issued and outstanding at June 30, 2018	2,236	—		—		2,236
Class T Common stock, $0.001 par value; 315,000,000 shares authorized; 933,922 shares issued and outstanding at June 30, 2018	934	—		—		934
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 245,905 shares issued and outstanding at June 30, 2018	246	—		—		246
Additional paid-in capital	71,607,361	—		—		71,607,361
Distributions	(2,977,171)	—		—		(2,977,171)
Accumulated deficit	(2,751,417)	(25,650)	f	(26,450)	f	(2,803,517)
Accumulated other comprehensive loss	(29,992)	—		—		(29,992)
Total Strategic Storage Trust IV, Inc. equity	65,852,197	(25,650)		(26,450)		65,800,097
Noncontrolling interest in our Operating Partnership	159,145	—		—		159,145
Total equity	60,011,342	(25,650)		(26,450)		65,959,242
Total liabilities and equity	$69,712,568	$29,005		$16,679,105		$86,420,678

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

	Strategic Storage	2017	2018	Naples
	Trust IV, Inc.	Property	Property	Property	Pro Forma		Strategic Storage
	Historical	Acquisitions	Acquisitions	Acquisition	Adjustments		Trust IV, Inc.
	Note (1)	Notes (1) and (2)	Notes (1) and (2)	Notes (1) and (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$474,752	$753,601	$3,236,037	$1,876,532	$—		$6,340,922
Ancillary operating revenue	652	23,316	76,398	12,115	—		112,481
Total revenues	475,404	776,917	3,312,435	1,888,647	—		6,453,403
Operating expenses:
Property operating expenses	205,357	299,937	959,187	405,356	66,381	g	1,936,218
Property operating expenses - affiliates	81,016	—	—	—	1,138,528	h	1,219,544
General and administrative	726,028	—	—	—	—		726,028
Depreciation	138,497	—	—	—	1,867,377	i	2,005,874
Intangible amortization expense	146,372	—	—	—	2,105,748	i	2,252,120
Acquisition expense - affiliates	187,641	—	—	—	—	j	187,641
Other property acquisition expenses	237,173	—	—	—	(91,662)	j	145,511
Total operating expenses	1,722,084	299,937	959,187	405,356	5,086,372		8,472,936
Operating income (loss)	(1,246,680)	476,980	2,353,248	1,483,291	(5,086,372)		(2,019,533)
Other expense:
Interest expense	—	—	—	—	(832,504)	k	(832,504)
Debt issuance costs expense	—	—	—	—	(441,829)	l	(441,829)
Net income (loss)	(1,246,680)	476,980	2,353,248	1,483,291	(6,360,705)		(3,293,866)
Net loss attributable to the noncontrolling interests in our Operating Partnership	15,925	—	—	—	19,213	m	35,138
Net income (loss) attributable to Strategic Storage Trust IV, Inc. common shareholders	$(1,230,755)	$476,980	$2,353,248	$1,483,291	$(6,341,492)		$(3,258,728)
Net loss per Class A share - basic and diluted	$(1.74)						$(1.11)
Net loss per Class T share - basic and diluted	$(1.74)						$(1.11)
Net loss per Class W share - basic and diluted	$(1.74)						$(1.11)
Weighted average Class A shares outstanding – basic and diluted	577,117						1,947,939	n
Weighted average Class T shares outstanding – basic and diluted	94,823						792,065	n
Weighted average Class W shares outstanding – basic and diluted	36,614						193,880	n

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2018

	Strategic Storage	2018	Naples
	Trust IV, Inc.	Property	Property	Pro Forma		Strategic Storage
	Historical	Acquisitions	Acquisition	Adjustments		Trust IV, Inc.
	Note (1)	Notes (1) and (2)	Notes (1) and (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$1,177,122	$1,214,396	$993,465	$—		$3,384,983
Ancillary operating revenue	5,095	16,696	6,255	—		28,046
Total revenues	1,182,217	1,231,092	999,720	—		3,413,029
Operating expenses:
Property operating expenses	388,721	348,677	196,281	14,208	g	947,887
Property operating expenses - affiliates	186,921	—	—	424,506	h	611,427
General and administrative	799,552	—	—	—		799,552
Depreciation	331,439	—	—	675,822	i	1,007,261
Intangible amortization expense	353,519	—	—	763,686	i	1,117,205
Acquisition expense - affiliates	299,086	—	—	—	j	299,086
Other property acquisition expenses	469,800	—	—	(124,922)	j	344,878
Total operating expenses	2,829,038	348,677	196,281	1,753,300		5,127,296
Operating income (loss)	(1,646,821)	882,415	803,439	(1,753,300)		(1,714,267)
Other income (expense):
Interest expense	—	—	—	(412,831)	k	(412,831)
Other	121,089	—	—	—		121,089
Net income (loss)	(1,525,732)	882,415	803,439	(2,166,131)		(2,006,009)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	5,070	—	—	6,543	m	11,613
Net income (loss) attributable to Strategic Storage Trust IV, Inc. common shareholders	$(1,520,662)	$882,415	$803,439	$(2,159,588)		$(1,994,396)
Net loss per Class A share - basic and diluted	$(0.59)					$(0.68)
Net loss per Class T share - basic and diluted	$(0.59)					$(0.68)
Net loss per Class W share - basic and diluted	$(0.59)					$(0.68)
Weighted average Class A shares outstanding - basic and diluted	1,729,367					1,947,939	n
Weighted average Class T shares outstanding - basic and diluted	668,298					792,065	n
Weighted average Class W shares outstanding - basic and diluted	167,157					193,880	n

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 was derived from the Company’s consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 was derived from the Company’s consolidated statement of operations included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 was derived from the Company’s consolidated statement of operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The 2017 and 2018 property acquisition columns in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the six months ended June 30, 2018 set forth the acquired properties’ incremental historical revenues and certain operating expenses for the period from January 1, 2017 through the respective acquisition’s date of acquisition.

Note 2. Acquisitions

2017 Property Acquisitions

Jensen Beach Property

On April 11, 2017, the Company closed on a self storage facility located in Jensen Beach, Florida (the “Jensen Beach Property”) for a purchase price of approximately $5.0 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Texas City Property

On November 17, 2017, the Company closed on a self storage facility located in Texas City, Texas (the “Texas City Property”) for a purchase price of approximately $8.0 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

2018 Property Acquisitions

Riverside Property

On March 27, 2018, the Company closed on a self storage facility located in Riverside, California (the “Riverside Property”) for a purchase price of approximately $6.9 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Las Vegas I Property

On April 5, 2018, the Company closed on a self storage facility located in Las Vegas, Nevada (the “Las Vegas I Property”) for a purchase price of approximately $9.2 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Puyallup Property

On May 22, 2018, the Company closed on a self storage facility located in Puyallup, Washington (the “Puyallup Property”) for a purchase price of approximately $13.6 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Las Vegas II Property

On July 18, 2018, the Company closed on a self storage facility located in Las Vegas, Nevada (the “Las Vegas II Property”) for a purchase price of approximately $12.8 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Naples Property

On August 1, 2018, the Company closed on a self storage facility located in Naples, Florida (the “Naples Property”) for a purchase price of approximately $27.3 million, plus closing and acquisition costs, which was funded with net proceeds of the Company’s offering and a draw on the KeyBank Credit Facility, as defined below.

On July 31, 2018, the Company, through certain affiliated entities (collectively, the “Borrower”), entered into a credit agreement (the “Credit Agreement”) with KeyBank and have a maximum borrowing capacity of $70 million (the “KeyBank Credit Facility”). However, certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as each term is defined in the Credit Agreement) must be satisfied prior to making any drawdowns on the KeyBank Credit Facility in accordance with the Credit Agreement. In order to finance a portion of the Naples Property acquisition, the Company borrowed $17 million on the KeyBank Credit Facility.

The KeyBank Credit Facility is a term loan that has a maturity date of July 31, 2019, which may, in certain circumstances, be extended at the option of the Borrower until July 31, 2020.

Borrowings under the KeyBank Credit Facility bear interest at the Borrower’s option of either (x) LIBOR plus 275 basis points, or (y) or Base Rate (as defined in the Credit Agreement) plus 175 basis points. The Company elected to have LIBOR plus 275 basis points, which equated to an initial interest rate of approximately 4.8%.

Note 3. Unaudited Consolidated Balance Sheet – Pro Forma Adjustments

(a)

The Company recorded the cost of tangible assets and identified intangible assets acquired based on their estimated relative fair values. The purchase price allocations included above are preliminary and subject to change.

(b)	Reflects the cash used to purchase the Las Vegas II Property and the Naples Property, including closing and acquisition costs.
(c)	Adjustment primarily relates to the $0.3 million and $0.3 million earnest money deposits outstanding as of June 30, 2018 used to purchase the Las Vegas II Property and Naples Property, respectively.
(d)	Adjustment primarily relates to accrued property taxes and prepaid customer rent assumed of approximately $55,000 and $147,000 related to the Las Vegas II Property and Naples Property, respectively.
(e)

The acquisition of the Naples Property was funded with a combination of a draw of approximately $17 million under the KeyBank Credit Facility and available cash of approximately $10.3 million. Reducing the secured debt adjustment is the net carrying value of debt issuance costs of approximately $0.4 million.

(f)	Changes relate to property acquisition expenses incurred that did not meet the Company’s capitalization policy.

Note 4. Unaudited Consolidated Statements of Operations – Pro Forma Adjustments

Acquisitions requiring financial statements in accordance with Rule 3-14 and Article 11 of Regulation S-X have been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the six months ended June 30, 2018. Additional property acquisitions are combined pursuant to their acquisition dates in 2017 and 2018 and are also reflected in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the six months ended June 30, 2018.

(g)

Adjustment represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value.

(h)

Adjustment reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to the respective property’s historical results under the previous owner. The Company’s property manager is entitled to a monthly fee equal to the greater of $3,000 or 6% of gross revenues. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 1% of average invested assets, as defined.
(i)

Reflects the depreciation and intangible amortization expense resulting from the acquisitions during 2017 and 2018 as if each property was acquired on January 1, 2017. Such depreciation and intangible amortization expense for the 2017 Property Acquisitions was based on final purchase price allocations totaling approximately $1.7 million to land, approximately $1.0 million to site improvements, approximately $9.6 million to building, and approximately $0.6 million to intangible assets. Such depreciation and intangible amortization expense for the 2018 Property Acquisitions (except for the Las Vegas II Property and Naples Property) was based on final purchase price allocations totaling approximately $6.7 million to land, approximately $1.3 million to site improvements, approximately $20.4 million to building, and approximately $1.3 million to intangible assets. Such depreciation and intangible amortization expense for the Las Vegas II Property was based on preliminary purchase price allocations of approximately $2.2 million to land, approximately $0.5 million to site improvements, approximately $9.7 million to building, and approximately $0.5 million to intangible assets. Such depreciation and intangible amortization expense for the Naples Property was based on preliminary purchase price allocations of approximately $7.0 million to land, approximately $0.4 million to site improvements, approximately $18.9 million to building, and approximately $1.0 million to intangible assets. Depreciation expense on the purchase price allocated to buildings is recognized using the straight-line method over a 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10 year life. Intangible amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated respective benefit period of approximately 18 months. The purchase price allocations for Las Vegas II Property and Naples Property are preliminary and therefore depreciation and intangible amortization expense are preliminary and are subject to change.

(j)

Historical property acquisition expenses attributable to the 2017 Property Acquisitions, 2018 Property Acquisitions and the Naples Property have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs attributable to these acquisitions. The remaining amount of other property acquisition expenses for the year ended December 31, 2017 and six months ended June 30, 2018 represents costs associated with acquisitions that were either terminated or not yet closed.

(k)

Adjustment reflects the additional estimated interest expense at a rate of 4.8% for the KeyBank Credit Facility as if the loan draw, which was utilized to complete the Naples Property acquisition, was outstanding for the full year ended December 31, 2017 and six months ended June 30, 2018. The KeyBank Credit Facility bears a floating interest rate of 2.75% plus one month of LIBOR. If the underlying floating rate on the KeyBank Credit Facility were to increase or decrease by 1/8 percent from the initial rate, the effect on income would be approximately $5,000 and $2,500, respectively, for the year ended December 31, 2017 and the six months ended June 30, 2018.

(l)	Represents the amortization of debt issuance costs from the loan used to finance the acquisition of the Naples Property.
(m)	Noncontrolling interest is adjusted based on the additional pro forma losses and allocated based on outstanding units in the Company’s Operating Partnership as of June 30, 2018 and December 31, 2017.
(n)	Represents shares issued in order to generate cash needed to acquire pro forma properties as if completed on January 1, 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust IV, Inc.

Date: October 15, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer